Exhibit 4.5

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Original Issue Date: ________________________	$__________
Original Conversion Price (subject to adjustment): $0.833

8% CONVERTIBLE NOTE DUE ______________

FOR VALUE RECEIVED, Optmed Inc., a Delaware corporation (the “Company”) promises to pay to or registered assigns (the “Holder”), the principal sum of $_______________ on _______________ (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note and the other notes issued pursuant to the Unit Purchase Agreement, as hereinafter defined, are collectively referred to as the “Notes.” This Note is subject to the following provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined in this Note shall have the meanings set forth in the Unit Purchase Agreement, and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(b).

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company, (b) there is commenced against the Company any such case or proceeding that is not dismissed within 90 days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 90 calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors, (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, or (g) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

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“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Note” means this 8% Convertible Note.

“Notes” means this Note together with the other notes of like tenor issued pursuant to the Unit Purchase Agreement.

“Note Register” shall have the meaning set forth in Section 2.

“Event of Default” shall have the meaning set forth in Section 7(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 5(b).

“New York Courts” shall have the meaning set forth in Section 7(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Public Stock Event” means (i) the sale by the Company of shares of Common Stock in a public offering registered pursuant to the Securities Act, or pursuant to an exemption provided by Regulation A+ under the Securities Act or (ii) a reverse merger or similar transaction or other event whereby the Company becomes subject to the reporting requirements of the Exchange Act.

“Unit Purchase Agreement” means the Unit Purchase Agreement between the Company, the and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms and units purchase agreements of like tenor executed by the Company and other purchasers of Notes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(b).

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“Trading Day” means a day on which the principal trading market for the Common Stock is open for trading.

Section 2. Interest. The Company shall pay interest to the Holder in cash on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 8% per annum on the last Bustiness Day of October, January, April and July, commencing January 31, 2019. Interest shall be calculated on the basis of a 365-day year, based on the number of days elapsed. Interest will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

Section 3. Investment Representation; Note Register.

(a) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Unit Purchase Agreement and may be transferred or exchanged only in compliance with the Unit Purchase Agreement and applicable federal and state securities laws and regulations.

(b) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Optional Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, the principal of and accrued interest on this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time. For the avoidance of doubt, this Note shall no longer be deemed to be outstanding once payment is tendered. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of and interest on this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required unless the Holder requests that the Conversion Shares be issued in a name other than the name of the Holder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable amount of the Note being converted. Any conversion shall be applied first to the conversion of principal and then to accrued interest. Any interest not converted shall be payable on the next interest payment date. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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(b) Automatic Conversion. The unpaid principal and interest of this Note shall be automatically converted into Common Stock at the Conversion Price, with no action on the part of the Holder, upon a Public Stock Event. Notwithstanding the foregoing, in the event that the price of the Common Stock in a Public Stock Event shall be less than $0.833 per share (as such amount may be adjusted for events described under “Adjustments”), the holders of the Notes shall not automatically be converted into Common Stock and the holders of the Notes shall have the right to convert into Common Stock at their election pursuant to Optional Conversion subject to the terms of the Notes.

(c) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.833, subject to adjustment as provided in Section 5 (the “Conversion Price”).

(d) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount and Accrued Interest. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus the amount of interest to be converted by (y) the Conversion Price. Unless otherwise instructed by the Holder, interest to, and including, Conversion Date shall, at the sole election of the Company, be converted.

(ii) Delivery of Conversion Shares Upon Conversion. The Company shall deliver the Conversion Shares two Trading Days and after each Conversion Date (the “Share Delivery Date”); provided, however, that in the event that the Common Stock is not publicly traded on the Conversion Date, the Company may delivery the Conversion Shares ten Business Days after the Conversion Date.

(iii) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the principal of and accrued interest on the Notes, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall be issuable upon such conversion. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

(iv) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

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(v) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of the principal or and interest on this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares if the Conversion Shares may be made by electronic delivery.

Section 5. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution payable in shares of Common Stock on to the holders of Common Stock, (ii) subdivides outstanding shares of Common Stock into a greater number of shares or otherwise effect a stock split or distribution, or (iii) combines or reclassifies outstanding shares of Common Stock into a smaller number of shares or otherwise effects a reverse split, or (iv) effects a recapitalization pursuant to which shares of Common Stock become or are converted into shares of Common Stock and/or other equity securities, then the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Note converted after such date shall be entitled to receive the aggregate number and kind of shares or other securities which, if this Note had been converted immediately prior to such time, the Holder would have owned upon such conversion and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Such adjustment shall be made successively whenever any event listed in this Section 5(a) shall occur.

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(b) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property in a transaction, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation, and/or any other or additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. Notwithstanding the foregoing, any transction which results in an automatic conversion pursuant to Section 4(b) shall not be deemed a Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 5(b) and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. If the Fundamental Transaction results in the payment only of money and no other consideration, the Note shall become due and payable on the effective date of the Fundamental Transaction unless the Holder shall have elected to convert this Note immediately prior to such effective date.

(c) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(d) Notice to the Holder.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

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(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or any other Fundamental Transaction which requires approval by the Company or its stockholders, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange or Fundamental Transaction, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 6. Right of Prepayment. The Company shall have the right to prepay the Notes in whole at any time and in part from time to time on not less than 30 days written notice to the Holder. To the extent that the Company exercises its right to prepayment, the right of the Holder to convert the principal of and accrued interest on the Note shall terminate on the date set for payment with respect to this Note provided that the Company makes or provides for payment on such date. In the event that the Company prepays less than all of the Notes, prepayment shall be made ratably among the Notes; provided, however, that the Company may elect to prepay in full any Note in the then outstanding principal amount $50,000 or less.

Section 7. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default by the Company in the payment of principal and interest on the Note when the same is due and such failure shall continue for a period of ten Business Days;

(ii) the Company shall be subject to a Bankruptcy Event;

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(b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 12% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Company’s obligations under this Note, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 8. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service that provides evidence of delivery or attempted delivery, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 8(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Unit Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date provided that transmission is acknowledged by the Company, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, or (iii) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company and, in the case of a Note which is lost, stolen or destroyed, the Company may request indemnity and/or a bond as to the value of the Note and the Conversion Shares.

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(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the County of New York in the State of New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) Legal Action. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(f) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

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(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

(h) Usury Savings Clause. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(i) Remedies, Characterizations, Other Obligations, Breaches. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(j) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(Signatures on Following Page)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

OPTMED, INC.
a Delaware corporation

By:
Ervin Braun, DMD, Chief Executive Officer
Email: for delivery of Notices: eb4mail@gmail.com

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and accrued interest under the 8% Convertible Note of Optmed Inc., a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion if the shares are issued in the name of the holder of the Note, except for such transfer taxes, if any.

If the Conversion Shares are subject to an effective registration statement, the undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:______________________________________________

Principal Amount of Note to be Converted:__________________________________

Interest to be Converted:__________________

Conversion Price: $0.833 (subject to adjustment as provided in this Note)

Number of shares of Common Stock to be issued (The sum of the principal amount and interest to be converted divided by the Conversion Price):

Signature:___________________________________________

Name:______________________________________________

Address for Delivery of Common Stock Certificates:
___________________________________________________________________
___________________________________________________________________

Or

DWAC Instructions:

Broker No:_____________________
Account No:___________________

Schedule 1

CONVERSION SCHEDULE

The 8% Convertible Notes in the aggregate principal amount of $                     are issued by Optmed Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Date of Conversion	Amount of Conversion (principal/interest)	Principal Amount Remaining Subsequent to Conversion	Company Attest